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                                                        EXHIBIT 21
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                                    WICOR, Inc.
                          Subsidiaries of the Registrant


                                        State or Country     Percent Voting
Subsidiaries of WICOR, Inc.          in Which Incorporated    Stock Owned
----------------------------------   ---------------------   --------------
Wisconsin Gas Company                      Wisconsin             100%
Sta-Rite Industries, Inc.                  Wisconsin             100%
SHURflo Pump Manufacturing Company         California            100%
WEXCO of Delaware, Inc.                    Delaware              100%
WICOR FSC, Inc.                            Barbados              100%


Subsidiaries of Sta-Rite
     Industries
-----------------------------------
WICOR Canada Inc.                          Canada                100%
Sta-Rite de Mexico                         Mexico                 80%
Sta-Rite Industries GmbH                   Germany                .5%
   Europa
WICOR Industries
  (Australia) Pty. Ltd.                    Australia             100%
Onga (New Zealand) Pty. Ltd.               New Zealand           100%
Sta-Rite Holdings, B.V.                    Netherlands           100%
Nocchi Pompe S.p.A.                        Italy                  47%
Webster Electric Co.                       Delaware              100%


  Subsidiary of WICOR
  (Australia) Pty. Ltd
----------------------------------
Onga Pty. Ltd.                             Australia             100%
Dega Research  Pty. Ltd.                   Australia             100%


Subsidiaries of Sta-Rite
     Holdings, B.V.
----------------------------------
Sta-Rite Industries                        Germany              95.5%
   GmbH Europa
Nocchi Pompe S.p.A.                        Italy                  30%


Subsidiary of Nocchi Pompe,
          S.p.A.
----------------------------------
Midi Pompes S.a.r.l.                       France                100%
Nocchi Pompe Moscow                        Russia                 90%


Subsidiary of SHURflo Pump
   Manufacturing Company
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SHURflo Ltd.                               England               100%

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